UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) February 24, 2010

NORDSTROM, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

WASHINGTON	001-15059	91-0515058
(STATE OR OTHER JURISDICTION	(COMMISSION FILE	(I.R.S. EMPLOYER
OF INCORPORATION)	NUMBER)	IDENTIFICATION NO.)

1617 SIXTH AVENUE, SEATTLE, WASHINGTON	98101
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (206) 628-2111

INAPPLICABLE
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 24, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the following actions relative to salary and performance-based bonus awards for the Company’s Named Executive Officers as set forth in the Company’s proxy statement dated April 9, 2009 (the “NEOs”):

	2009	2010
Named Executive	Bonus	Base Salary
Officer	(1)	(2)
Blake W. Nordstrom	$1,161,090	$700,000
President

Peter E. Nordstrom	$1,078,155	$650,000
EVP and President — Merchandising

Erik B. Nordstrom	$1,078,155	$650,000
EVP and President — Stores

Michael G. Koppel	$636,941	$530,000
EVP and Chief Financial Officer

Daniel F. Little	$557,323	$460,000
EVP and Chief Administrative Officer

(1)	Nordstrom follows a pay-for-performance philosophy. Our compensation plans are designed to focus NEOs on the accomplishment of specific goals that align with business strategy, operating performance and shareholder values. In support of our philosophy, performance-based awards pay out only when pre-determined results are achieved. The 2009 cash bonuses were determined based on the achievement of pre-established performance measures set by the Committee under the shareholder-approved Nordstrom, Inc. Executive Management Bonus Plan (the “Bonus Plan”).

(2)	Represents NEOs’ base salaries as of April 1, 2010, set by the Committee on February 24, 2010. Reported amounts reflect increases in base compensation of $50,000 and $40,000 for Mike Koppel and Dan Little, respectively. Base salaries reported for Blake Nordstrom, Pete Nordstrom and Erik Nordstrom are unchanged from base salaries in the prior year.

The Committee also awarded stock option grants to the Company’s five NEOs, effective February 26, 2010. Stock options were granted pursuant to the terms of the Nordstrom, Inc. 2004 Equity Incentive Plan (the “Plan”). Stock option grants have a term of ten years with an exercise price equivalent to the closing price of the Company’s Common Stock on February 26, 2010. Vesting occurs at a rate of 25% annually beginning one year from the date of grant. The number of options to be awarded to each individual is a function of base pay, a long-term incentive (LTI) percentage and the fair value of an option. The Binomial Lattice model is used to estimate the fair value of an option. This model requires the input of certain assumptions, including risk-free interest rate, volatility, dividend yield and expected life. The formula for determining the number of options granted is:
No. of Options = (base pay * LTI%) / option fair value
The form of the 2010 Nonqualified Stock Option Grant Agreement was attached as Exhibit 10.1 to the Company’s Current Report on Form
8-K dated November 23, 2009, and is incorporated herein by reference. The number of options actually granted to each of the NEOs, once determined, will be reported in an amendment to this Current Report on Form 8-K.
On February 24, 2010, the Committee also awarded Performance Share Units (“PSUs”) to the Company’s five NEOs pursuant to the terms of the Plan. Participants may elect to settle PSUs in shares of Company Common Stock or cash upon the achievement of such performance goals as may be established by the Committee at the time of grant based on any one or a combination of certain performance criteria enumerated in the Plan. The 2010 PSUs are earned over a three-year period from fiscal year 2010 through fiscal year 2012. The percentage of PSUs granted that will actually be earned at the end of the three-year period is based upon the Company’s total shareholder return for that period compared to the total shareholder return of companies in a pre-defined group of retail peers during that same period. Additionally, PSUs will only be earned if the Company’s total shareholder return for the period is positive. The number of PSUs awarded to each individual was a function of base pay, a long-term incentive (LTI) percentage and stock price. The formula for determining the number of PSUs granted is:

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No. of PSUs = (base pay * LTI%) / stock price
The form of the 2010 Performance Share Unit Award Agreement was attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated November 23, 2009, and is incorporated herein by reference. The number of PSUs awarded to the NEOs is shown in the table below.

Named Executive	2010 PSUs
Officer	Awarded
Blake W. Nordstrom	9,475
President

Peter E. Nordstrom	8,798
EVP and President — Merchandising

Erik B. Nordstrom	8,798
EVP and President — Stores

Michael G. Koppel	4,873
EVP and Chief Financial Officer

Daniel F. Little	4,264
EVP and Chief Administrative Officer
Also on February 24, 2010, the Committee certified the level of attainment of the pre-established performance goals for the 2007 PSU grant relating to fiscal years 2007 through 2009 at 0%. Although the Company was within the top half of companies within the pre-defined group of retail peers, the minimum threshold for payout, the Company’s total shareholder return during the period was negative. As a result, PSUs granted in 2007 were not earned and will not be paid.
The Committee also established bonus goals, performance levels and award levels that may be earned during the fiscal year ending January 29, 2011 (“Fiscal Year 2010”) under the Bonus Plan. Under the Bonus Plan, bonus awards are paid only when performance goals are achieved. The bonus target and maximum payments are expressed as a percentage of base salary and the bonus goals vary by position depending upon each participant’s area of responsibility and influence.
Fiscal Year 2010 bonus arrangements for the Company’s NEOs were established by the Committee as follows (Earnings before Interest and Taxes is referred to in the table below as “EBIT” and Return on Invested Capital is referred to as “ROIC”):

	Bonus Target	Bonus Maximum
Named Executive	As a % of Base	As a % of	Bonus Measures
Officer	Salary	Base Salary	And Weighting
Blake W. Nordstrom	150%	375%	EBIT with an ROIC Threshold: 100%
President

Peter E. Nordstrom	150%	375%	EBIT with an ROIC Threshold: 100%
EVP and President — Merchandising

Erik B. Nordstrom	150%	375%	EBIT with an ROIC Threshold: 100%
EVP and President — Stores

Michael G. Koppel	80%	200%	EBIT with an ROIC Threshold: 100%
EVP and Chief Financial Officer

Daniel F. Little	80%	200%	EBIT with an ROIC Threshold: 100%
EVP and Chief Administrative Officer

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
By:	/s/ Robert B. Sari
Robert B. Sari
Executive Vice President, General Counsel and Corporate Secretary

Dated: March 2, 2010

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